UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 08/21/08

QUANTUM FUEL SYSTEMS

TECHNOLOGIES WORLDWIDE INC

(Exact name of registrant as specified in its charter)

Commission File Number: 0-49629

DE	33-0933072
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614

(Address of principal executive offices, including zip code)

949-399-4500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 7.01     Regulation FD Disclosure

On Thursday, August 21, 2008, representatives of Registrant will be presenting at RedChip’s 2008 Emerging Markets Investor Conference to be held in New York, NY, using slides containing the information attached to this Form 8-K as Exhibit 99.1. Registrant may use such slides, possibly with variations, at other investor presentations after that date. We are furnishing this information pursuant to Regulation FD. This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a subsequent filing. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD. The information contained in the slideshow is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this report, although we may do so from time to time as our management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Item 9.01.     Financial Statements and Exhibits

Exhibit 99.1 – August 2008 Investor Presentation

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

Date: August 21, 2008	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer